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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 23, 2002


                               THE PMI GROUP, INC.
             (Exact name of registrant as specified in its charter)


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
        Delaware                       1-13664                          94-3199675
(State of Incorporation)      (Commission File Number)     (I.R.S. Employer Identification No.)
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       601 Montgomery Street, San Francisco, California        94111
       (Address of principal executive offices)           (Zip Code)

Registrant's telephone number including area code: (415) 788-7878




________________________________________________________________________________
         (Former name or former address, if changed since last report.)

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Item 9. Regulation FD Disclosure


On January 23, 2002, The PMI Group, Inc. announced that operating earnings for 2002 will likely range between $7.50 and $7.90 per share. Assumptions underlying our 2002 operating earnings estimate include: (1) a U.S. mortgage origination market of $1.4 trillion to $1.6 trillion, with a higher proportion of purchase mortgages; (2) stable to lower policy persistency in our U.S. mortgage insurance portfolio in the first quarter of 2002; (3) stable to higher policy persistency in our U.S. mortgage insurance portfolio in the second, third and fourth quarters of 2002; (4) higher mortgage delinquencies and claims due to forecasted increases in unemployment and the continuing maturation of our existing portfolio; (5) an operating income growth rate in 2002 (excluding capital gains and losses and the thirteenth month of reported activity in 2001) in the mid-teens for our international mortgage insurance operations; and (6) no significant economic disruptions.

Cautionary Statement: Statements in this Form 8-K that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to: (i) our estimate that operating earnings for 2002 will likely range between $7.50 and $7.90 per share; (ii) our assumption that the mortgage origination market in 2002 will range between $1.4 and $1.6 trillion; (iii) our assumptions of stable to lower policy persistency in our U.S. portfolio in the first quarter of 2002 and stable to higher persistency in the second, third and fourth quarters of 2002; (iv) our belief that mortgage delinquencies and claims will be higher in 2002; and (v) our belief that our international mortgage insurance operations will have an operating income growth rate in 2002 (excluding capital gains and losses and the thirteenth month of reported activity in 2001) in the mid-teens. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the following factors that could cause the Company's actual results to differ materially from those expressed herein:

Changes in economic conditions, including economic recessions or slowdowns, adverse changes in consumer confidence, declining housing values, higher unemployment rates, deteriorating borrower credit, changes in interest rates, increases in refinancing activity caused by declining interest rates, or combinations of these factors, could negatively affect the purchase mortgage market and/or reduce the demand for mortgage insurance. A decrease in persistency, resulting from policy cancellations of older books of business, could materially impact our financial results of operations. While stable or rising interest rates may positively contribute to the persistency rate, declining interest rates could adversely affect our persistency rate, our premium yield and our financial condition and results of operations. Changes in economic conditions also could cause the number and severity of claims on policies issued by PMI to increase and this could materially adversely affect our financial condition and results of operations. The United States is currently experiencing an economic downturn. If this economic downturn continues or worsens, our loss experience could suffer and/or demand for mortgage insurance could decline.

We cannot be sure that we will be able to employ our mortgage risk assessment skills, management of capital and other elements to meet the needs of the GSEs in a timely manner, or at all, as they determine their requirements under OFHEO's risk-based capital regulations, or that these elements, if employed, will be effective to meet the GSEs needs with respect to the capital differential contained in the regulations. If we are unable to meet the needs of the GSEs with respect to the capital differential contained in the regulations, our business could be seriously harmed.

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The performance of our Australian operations could be materially and adversely affected by a weakening in the demand for housing, interest rate volatility, and/or an increase in claims. The performance of our other strategic investments could materially and adversely be affected by changes in the real estate, title insurance, mortgage lending, mortgage servicing and financial guaranty markets; future movements in interest rates; those operations' future financial condition and performance; the ability of those entities to execute future business plans; and our dependence upon management to operate those companies in which we do not own a controlling share.

Any or all of these factors could affect the Company and cause our performance to differ materially from the forward-looking statement contained herein. Other risks and uncertainties that could affect us are discussed in our various Securities and Exchange Commission filings, including our report on Form 10-Q for the period ended September 30, 2001.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         The PMI Group, Inc.
                                         (Registrant)

January 23, 2002                         By: /s/ John M. Lorenzen, Jr.

                                             John M. Lorenzen, Jr.
                                             Executive Vice President and
                                             Chief Financial Officer